UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

FIGX Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42719	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Greenwood Beach Road

Tiburon, CA 94920

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 383-1464

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	FIGXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	FIGX	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	FIGXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2025, Dr. Russel Read notified the board of directors (the “Board”) of FIGX Capital Acquisition Corp (the “Company”) of his resignation as a member of the Board, a member of the Audit Committee of the Board and a member and chair of the Compensation Committee of the Board, effective as of the same day. Dr. Reed’s resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 17, 2025, the Board of the Company appointed Marc Holtzman, a senior advisor of the Company, as a member of the Board, a member of the Audit Committee of the Board and a member and chair of the Compensation Committee of the Board (the “New Director”). The New Director will serve as a Class II Director of the Board, whose term will expire at the Company’s second annual general meeting.

Mr. Holtzman is an experienced executive officer with a demonstrated history of working in the banking industry. Mr. Holtzman has strong business development professional skilled in nonprofit organizations, business planning, asset management and fundraising. He has been serving as a member of board of directors of TTEC Holdings, Inc. (NYSE:TTEC) since 2014. He has also been a board member of Rwanda Capital Markets Authority since 2023, and a member of board of directors of the Zimbabwe Sovereign Wealth Fund since 2024. Prior to that, he was a Board Chairman of CBZ Holdings Limited from 2019 to 2023, Board Chairman of Astana Financial Services Authority from 2017 to 2023, and Board Chairman of BK Group from 2009 to 2023. Mr. Holtzman served as CEO for KazKommerts Bank from 2016 to 2017, Board Chairman of KazKommerts Bank from 2015 to 2016, Vice Chair to Barclays Capital from August 2008 to September 2013, and Vice Chair to ABN AMRO Bank N.V. from 2006 to 2008. Mr. Holtzman was President to University of Denver from 2003 to 2005 and was Secretary of Technology to State of Colorado from 1999 to 2003. Mr. Holtzman received his Bachelor of Arts in Economics from Lehigh University from 1978 to 1983. We believe he is qualified to serve as a member of the Board due to his extensive domestic and international experience in senior management positions with both listed and privately held FIG sector companies.

No family relationships exist between Mr. Holtzman and any other directors or executive officers of the Company. Mr. Holtzman is not a party to any arrangements with any other person pursuant to which he was nominated as a director of the Board, a member of the Audit Committee of the Board and a member and chair of the Compensation Committee of the Board. There are no transactions to which the Company is or was a participant and in which Mr. Holtzman has material interests subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, Mr. Holtzman signed a joinder to that certain letter agreement dated as of June 26, 2025, by and among the Company, its officers, its directors and FIGX Acquisition Partners LLC (the “Sponsor”), pursuant to which, among other things, Mr. Holtzman agreed to waive certain redemption rights and to vote any ordinary shares of Company he holds in favor of an initial business combination. Mr. Holtzman also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGX CAPITAL ACQUISITION CORP.

By:	/s/ Louis Gerken
	Name:	Louis Gerken
	Title:	Chief Executive Officer

Dated: November 18, 2025

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